EXHIBIT 23.2


                                   CONSENT OF
                              INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-3 of our report, dated August 20, 1998, on our audits of the consolidated financial statements of ValueStar Corporation as of June 30, 1998, and for each of the two years ended June 30, 1998, which report is included in ValueStar's Annual Report on Form 10-KSB for the year ended June 30, 1998. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.


                                                    /s/ Moss Adams LLP


Santa Rosa, California
December 17, 1998